Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

The undersigned certify, pursuant to 18 U.S.C. § 1350 as adopted by § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Quarterly Report on Form 10-QSB of Oconee Financial Corporation (the “Company”) for the quarterly period ended March 31, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: May 14, 2004	/s/ B. Amrey Harden B. Amrey Harden Chief Executive Officer

Dated: May 14, 2004	/s/ Jerry K. Wages Jerry K. Wages Chief Financial Officer